                                                                     EXHIBIT 1.1

     1,500,000 Shares

                                 PENNZOIL COMPANY

                   6.49% CUMULATIVE PREFERRED STOCK, SERIES A

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                    May 28, 1998

PAINEWEBBER INCORPORATED
DEUTSCHE MORGAN GRENFELL INC.
MORGAN STANLEY & CO. INCORPORATED
c/o PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, New York 10019

Ladies and Gentlemen:

     Pennzoil Company, a Delaware corporation (the "Company"), proposes to sell an aggregate of 1,500,000 shares (the "Shares") of the Company's 6.49% Cumulative Preferred Stock, Series A, par value $1.00 per share (the "Preferred Stock"), to you (collectively, the "Underwriters"). The Preferred Stock has a liquidation preference of $100 per share.

     The initial public offering price per share for the Shares shall be $100 and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

     The Company confirms as follows its agreements with the several
Underwriters.

 Section  1.   Agreement to Sell and Purchase.

               (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Shares to be agreed upon by the Underwriters and the Company in accordance with Section 1(b) hereof and set forth in the Price Determination Agreement, the number of Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.
     Schedule I may be attached to the Price Determination Agreement.

               (b) The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.


 Section  2.   Delivery and Payment.

          Delivery of the Shares shall be made to the Underwriters through the facilities of the Depositary Trust Company ("DTC") from the account of the Company with DTC against payment of the purchase price by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the Company to PaineWebber Incorporated at least one business day prior to the Closing Date (as hereinafter defined). Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or fourth business day, if the Price Determination Agreement is executed after 4:30 p.m.) after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than 10 business days after such date, as may be agreed upon by the Company and the Underwriters (such date is hereinafter referred to as the "Closing Date").

          The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

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

 Section  3.   Representations and Warranties of the Company.

     The Company represents, warrants and covenants to each Underwriter that:

               (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 33-50953) on Form S-3 relating to the debt securities, equity securities (including Preferred Stock) and warrants of the Company, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Such registration statement, as so amended, has been declared effective by the Commission. The term "preliminary prospectus" as used herein means the prospectus, dated November 10, 1993, as supplemented by the preliminary prospectus supplement, dated May 20, 1998, relating to the Shares). Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Underwriters. The term "Registration Statement" means the registration statement as amended at the time it became effective (the "Effective Date"), including financial statements and all exhibits thereto. The prospectus in the form first used to confirm sales of shares (including the information contained in any prospectus supplement relating to the Shares) is hereinafter referred to collectively as the "Prospectus." Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
     Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

               (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply in all material respects with the applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, the Registration Statement did not contain and any such amendment did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date,

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

     the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the "price to public" set forth on the cover page of the Prospectus, the last paragraph on the cover page of the Prospectus, the first paragraph on page S-2 of the Prospectus, the information contained in the table under the caption "Underwriting" set forth in the Prospectus and the third and seventh paragraphs under the caption "Underwriting" set forth in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

               (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

               (d) The Company and each of its Material Subsidiaries (as defined herein) is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Material Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Material Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. All of the outstanding shares of capital stock of the Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Material Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity that constitutes a "significant subsidiary" as such term is defined in Rule

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

     1-02 of Regulation S-X promulgated under the Act. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and each of Pennzoil Exploration and Production Company ("PEPCO"), Richland Development Corporation ("Richland"), Pennzoil Products Company ("PPC") and Jiffy Lube International, Inc. ("Jiffy Lube" and collectively with PEPCO and PPC, the "Material Subsidiaries") and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date other than the amendment to the Company's certificate of incorporation to be effected upon the filing of the Designation (as defined herein).

               (e) The Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock, the Preferred Stock and the Shares in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects, and, when issued, the Shares will conform in all material respects to the description thereof contained in the Prospectus. As of the date of this Agreement and as of the Closing Date, the Company does not have outstanding any shares of Preferred Stock and no shares of any series of Preferred Stock are or, as of the Closing Date, will be authorized, except for the 750,000 shares of Series A Junior Participating Preferred Stock (the "Series A Junior Participating Preferred Stock") authorized for issuance pursuant to that certain Rights Agreement, dated as of October 28, 1994, between the Company and Chemical Bank, as rights agent, as amended.

               (f) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants") who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

               (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its consolidated subsidiaries, considered as one enterprise.

               (h) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (i) There is no material litigation or governmental proceeding pending, nor, to the knowledge of the Company, is any material litigation or governmental proceeding threatened against the Company or any of its subsidiaries which, to the knowledge of the Company, would materially adversely affect the purchase and sale of the Shares or would be required to be disclosed in the Registration Statement or the Prospectus which is not disclosed in the Registration Statement or the Prospectus.

               (j) The Company and each of its Subsidiaries has, and at the Closing Date will have, all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus. Neither the Company nor any of its subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation or by-laws. No default exists under any material contract or agreement to which the Company or any of its subsidiaries is a party, which has or would have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its consolidated subsidiaries, considered as one enterprise, except as disclosed in the Registration Statement or in the Prospectus.

               (k) All authorizations, approvals, consents, permits or licenses, if any, of any regulatory body or authority (other than under the 1933 Act or the securities or Blue Sky laws of the various states) required for the issuance and delivery of the Shares by the Company have been obtained, are in full force and effect, and the copies of each thereof have been, or at or prior to the Closing Time will be, delivered to you, except for the filing with the Secretary of State of Delaware of a certificate of designation setting forth the voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, of the Shares (the "Designation") to be filed by the Company prior to the Closing Date.

               (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter documents or by-laws of the Company or any of its subsidiaries, or any indenture, mortgage or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or their respective property.

               (m) There are no contracts of the Company or of any Subsidiary of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

               (n) Any certificate signed by an officer of the Company or a Subsidiary and delivered to you or counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby and each such representation and warranty shall be accurate when made.

               (o) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (p) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

               (q) The Company and its Subsidiaries are in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent or threatened; and the Company is not aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

               (r) The Company has complied, and until the completion of the distribution of the Shares will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section
     517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Shares.

               (s) Except as disclosed in the Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate result in a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

               (t) Except as set forth in the Registration Statement and the Prospectus there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate have any material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

               (u) The Company maintains insurance with respect to its properties and business of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

               (v) The Company has filed all material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles ("GAAP"); and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company. There are no tax returns of the Company or any of its Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any Subsidiary has received notice), where the findings of such audit, if adversely determined, would result in a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

               (w) Except for the recent announcement by Moody's Investor's Services ("Moody's) that it has posted the Company on its "watch list" for a possible downgrade, no "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company, or any securities of the Company or
     (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) except for Moody's, any change in the outlook for any rating of the Company, or any securities of the Company.

 Section  4.   Agreements of the Company.

     The Company agrees with the several Underwriters as follows:

               (a) The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

               (b) The Company will notify the Underwriters promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period referred to in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

               (c) The Company will furnish to the Underwriters, without charge, signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and will furnish to the Underwriters, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

               (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

               (e) From time to time after the execution and delivery of this Agreement, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters would require the Prospectus to be amended or supplemented in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company will inform you of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish you with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which you or your counsel shall reasonably object; except that the Company shall inform you of its intention to file documents pursuant to Section 14(d) of the 1934 Act and shall furnish you with copies of such documents immediately upon the filing thereof, but you or your counsel shall not be entitled to object thereto.

               (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request; provided, that in no event shall the Company be obligated to qualify to do business or as a dealer in securities in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

               (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Underwriters and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriters and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

               (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

               (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus,
     (2) the preparation and delivery of certificates representing the Shares,
     (3) the word processing, printing and reproduction of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) the preparation and filing of the Designation, (8) counsel to the Company, (9) the transfer agent for the Shares and (10) the Accountants and Ryder Scott.

               (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

               (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

               (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

 Section  5.   Conditions of the Obligations of the Underwriters.

     In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

               (a) The Registration Statement has become effective and all filings required by Rule 424 of the Rules and Regulations and Rule 430A have been made.

               (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters shall have received certificates, dated the Closing Date and signed by the Group Vice President-Finance and Accounting and Corporate Secretary of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Prospectus, and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), earnings or business affairs of the Company and its consolidated subsidiaries, considered as one enterprise, other than as set forth in the Prospectus.

               (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

               (f) The Underwriters shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, from Baker & Botts, L.L.P., counsel to the Company, to the effect set forth in Exhibit B.

                (g) The Underwriters shall have received an opinion, dated the Closing Date, from Andrews & Kurth L.L.P., counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be reasonably satisfactory in all respects to the Underwriters.

                (h) On the date of the Prospectus, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date.

                (i) At the Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by each of the Group Vice President-Finance and Accounting and Corporate Secretary of the Company, in form and substance satisfactory to the Underwriters, to the effect that:

                        (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

               (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

               (iii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with; and

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, and such other matters as the Underwriters may reasonably request.

               (j) The Shares shall be qualified for sale in such states as the Underwriters may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

               (k) The Company shall have obtained the approval of DTC for "book entry" transfer of the Shares (and such approval shall not have been withdrawn or terminated), and the Company shall have agreed to comply with the requirements of DTC applicable to such "book entry" transfer of the Shares.

               (l) The Company shall have furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

 Section  6.   Indemnification.

               (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the Securities Laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or
(ii) above (provided that the Company shall not be liable under this clause
(iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such underwriter through its gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

               (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the

Company by the Underwriters on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

        (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6 (c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this
Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6 (d). Except for a settlement entered into pursuant to the last sentence of Section 6 (c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (e) The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Shares and payment therefore or (iii) any termination of this Agreement.

 Section  7.   Termination.

               The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date by notice to the Company from the Underwriters without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares, in the sole judgment of the Underwriters, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the Company's condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as on enterprise, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Prospectus, (ii) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD, by any exchange that lists the Company's Common Stock or by the Nasdaq Stock Market, (iii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority,

(iv) a general banking moratorium shall have been declared by either Federal or New York State authorities, (v) since the execution of this Agreement there has been (a) any downgrading, suspension or withdrawal of, or the giving of any notice of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (b) any change, or any notice given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization or (c) any such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Shares than that on which the Shares were marketed or (vi) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

 Section  8.   Substitution of Underwriters.

     If any one or more of the Underwriters shall fail or refuse to purchase any of the Shares which it or they have agreed to purchase hereunder, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares, the other Underwriters shall be obligated, severally, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Shares which they have respectively agreed to purchase pursuant to
Section 1 bears to the aggregate number of Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Underwriters may specify; provided that in no event shall the maximum number of Shares which any Underwriter has become obligated to purchase pursuant to
Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Shares and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Shares and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

 Section  9.   Miscellaneous.

     Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, Pennzoil Place, 700 Louisiana Street, Houston, Texas 77002, Attention: David P. Alderson II, or (b) if to the Underwriters, to PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Investment Banking Division. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the Shares hereunder.

     Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Underwriters and the Company.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.


                                    Very truly yours,

                                    PENNZOIL COMPANY

                                    /s/ David P. Alderson, II
                                    --------------------------------
                                    Name:   David P. Alderson, II
                                          --------------------------
                                    Title:  Group Vice President--
                                            Financing & Accounting
                                          --------------------------

Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
DEUTSCHE MORGAN GRENFELL INC.
MORGAN STANLEY & CO. INCORPORATED

By: PAINEWEBBER INCORPORATED

/s/  Roberts W. Brokaw III
---------------------------------
Name:   Roberts W. Brokaw III
Title:  Managing Director



By: DEUTSCHE MORGAN GRENFELL INC.       By: DEUTSCHE MORGAN GRENFELL INC.

/s/  Peter N. Goettler                      /s/ Henry Yordan
---------------------------------         ---------------------------------
Name:   Peter N. Goettler                 Name: Henry Yordan
Title:  Managing Director                 Title: Managing Director


By: MORGAN STANLEY & CO. INCORPORATED


/s/  Jennifer A. Harris
---------------------------------
Name:    Jennifer A. Harris
Title:   Principal

                                   SCHEDULE I

                                  UNDERWRITERS


@@
                                                    NUMBER OF
              NAME OF                             SHARES TO BE
            UNDERWRITERS                            PURCHASED


PaineWebber Incorporated........................       500,000
Deutsche Morgan Grenfell Inc....................       500,000
Morgan Stanley & Co. Incorporated...............       500,000
                                                     ---------
Total...........................................     1,500,000
                                                     =========
                                                     ---------

                                   EXHIBIT A

                                PENNZOIL COMPANY
                             _____________________

                         PRICE DETERMINATION AGREEMENT


May 28, 1998



PAINEWEBBER INCORPORATED
DEUTSCHE MORGAN GRENFELL INC.
MORGAN STANLEY & CO. INCORPORATED
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

     Reference is made to the Underwriting Agreement, dated May 28, 1998 (the "Underwriting Agreement"), among Pennzoil Company, a Delaware corporation (the "Company") and PaineWebber Incorporated, Deutsche Morgan Grenfell Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 1,500,000 shares (the "Shares") of the Company's 6.49% cumulative preferred stock, Series A, par value $1.00 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Underwriters as follows:

     The initial public offering price per share for the Shares shall be $100.00.

     The purchase price per share for the Shares to be paid by the several Underwriters shall be $98.00 representing an amount equal to the initial public offering price set forth above, less $2.00 per share.

     The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

        If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                              Very truly yours,

                              PENNZOIL COMPANY

                              /s/ David P. Alderson, II
                              --------------------------------
                              Name:  David P. Alderson, II
                                   ---------------------------
                              Title: Group Vice President--
                                     Financing & Accounting
                                    --------------------------
Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
DEUTSCHE MORGAN GRENFELL INC.
MORGAN STANLEY & CO. INCORPORATED


By: PAINEWEBBER INCORPORATED

/s/  Roberts W. Brokaw III
-------------------------------------
Name:   Roberts W. Brokaw III
Title:  Managing Director


By: DEUTSCHE MORGAN GRENFELL INC.         By: DEUTSCHE MORGAN GRENFELL INC.

/s/  Peter N. Goettler                    /s/ Henry Yordan
-------------------------------------     -----------------------------------
Name:   Peter N. Goettler                 Name:  Henry Yordan
Title:  Managing Director                 Title: Managing Director


By: MORGAN STANLEY & CO. INCORPORATED


/s/  Jennifer A. Harris
-------------------------------------
Name:   Jennifer A. Harris
Title:  Principal

                                   EXHIBIT B



Form of Opinion of
Counsel to the Company

Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, and each of the Material Subsidiaries is a corporation duly incorporated and validly existing in good standing under the laws of the state of its incorporation, and each of the Company and the Material Subsidiaries has corporate power and authority under such laws to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company owns directly or indirectly all of the issued and outstanding voting securities of each of its Material Subsidiaries, and all such securities are validly issued, fully paid and nonassessable, and the Company is not subject to personal liability solely by reason of being the owner thereof under the General Corporation Law of the State of Delaware.

     2. The Company has all necessary corporate power and authority to issue and deliver the Shares. The Shares have been duly authorized by the Company and, upon issuance and delivery of the Shares and payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable and no holder thereof will be subject to personal liability as a result of being such a holder. The Shares will not be subject to the preemptive rights of any stockholder of the Company.

     3. The Shares conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus.

     4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     5. No authorization, approval, consent or license of any regulatory body or authority (other than under the 1933 Act and the securities or Blue Sky laws of the various states and other than the filing of the Designation with the Secretary of State of Delaware, which filing has been made) and no approval of the stockholders of the Company is required for the execution and delivery of this Agreement by the Company or the valid authorization, issuance, sale and delivery of the Shares by the Company.

     6. The Registration Statement has become effective under the 1933 Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

     7. The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein (except for the financial statements and other financial, statistical or reserve data included therein or omitted therefrom, as to which we express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

     8. The documents incorporated by reference in the Prospectus (except for the financial statements, other financial or statistical data included therein or omitted therefrom, the summary reserve report of Ryder Scott Company Petroleum Engineers included therein, and other reserve data included therein or omitted therefrom, as to which we express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

     9. We do not know of any statutes or regulations or any pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed or incorporated as exhibits to the Registration Statement which are not described and filed or incorporated as required.

    10. The execution and delivery of the Underwriting Agreement, the consummation of the transactions contemplated in the Underwriting Agreement and compliance with the terms of the Underwriting Agreement by the Company do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter documents or by-laws of the Company or any of its Material Subsidiaries, or, to our knowledge, any indenture, mortgage or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their property is bound, or any existing applicable law, rule, regulation, or, to our knowledge, any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, which is material to the Company and its subsidiaries, considered as one enterprise.

     11. The statements in the Prospectus under the caption "Certain United States Federal Income Tax Consequences" are a fair and accurate summary of the information described therein.

     12. The authorized capitalization of the Company is as set forth in the Prospectus Supplement in the second paragraph under the caption "Description of Series A Preferred Stock."

     13. The Company is not an "investment company," or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     14. Neither the Company nor any of its subsidiaries is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     We have participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent accountants of the Company, representatives of the independent engineers of the Company and your representatives and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except for the statements referred to in paragraphs 3 and 11 hereof, upon which we are passing), we advise you that, on the basis of the foregoing (relying as to materiality to a certain extent upon certificates from officers and other representatives of the Company), no facts have come to our attention which lead us to believe (A) that the Registration Statement (except for the financial statements and other financial or statistical data included therein or omitted therefrom, the summary reserve report of Ryder Scott Company Petroleum Engineers included therein, or other reserve data included therein or omitted therefrom, as to which we have not been asked to comment), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, the summary reserve report of Ryder Scott Company Petroleum Engineers included therein, or other reserve data included therein or omitted therefrom, as to which we have not been asked to comment), at the time the Prospectus was issued, or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.